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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 28,  1998

                       Ugly Duckling Corporation
            (Exact name of registrant as specified in its charter)

Delaware                           20841                   86-0721358
(State or other                  (Commission             (IRS Employer
jurisdiction of incorporation)   File Number)            Identification Number)

            2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016 (Address of principal executive offices)

Registrant's telephone number, including area code: (602) 852-6600

                                      NONE
(Former name or former address, if changed since last report)
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Item 5. Other Events

     Consistent with its strategy to obtain servicing rights to large sub-prime contract portfolios, Ugly Duckling Corporation (the "Company") has entered into an agreement to service contract receivables of Reliance Acceptance Group, Inc. ("Reliance"), which filed for reorganization under Title 11 of the United States Code (the "Bankruptcy Case") on February 9, 1998 (the "Petition Date") in the United States Bankruptcy Court for the District of Delaware
("Bankruptcy Court"). Reliance is a national specialty finance company, primarily engaged in the business of purchasing and servicing contracts
(the "Receivables") for the purchase of new or used automobiles, trucks, vans and sport utility vehicles by consumers who have limited access to traditional sources of credit.

     In connection with the Bankruptcy Case, the Company and Reliance have entered into a servicing agreement ("Servicing Agreement") whereby the Company will service certain Receivables owned by Reliance in exchange for (i) a monthly servicing fee of the greater of four percent (4%) per annum of the aggregate outstanding principal balance of all non-defaulted Receivables computed monthly on the basis of the declining balance of the Receivables Portfolio (consisting of Reliance's portfolio of (A) prime receivables and (B) sub-prime receivables), or fifteen dollars ($15.00) per Receivable per month plus reimbursement of certain costs and expenses; (ii) $1.3 million in proceeds realized from the sale of a pool of charged-off receivables existing as of the Petition Date ("Charged-Off Proceeds"); (iii) a total of (A) four percent (4%) of the outstanding principal balance of each Receivable (exclusive of defaulted and certain other Receivables) sold in any bulk sale to a person other than the Company or an affiliate of the Company, and (B) $4.7 million in net collections, recovery and sale proceeds from the Receivables Portfolio and certain other cash receipts of Reliance reduced by any amount previously paid under clause (A) above, following payment of Reliance's primary bank debt and, if applicable, repayment to Reliance of any proceeds of litigation, the Reliance Warrants (as defined below) and equity proceeds used by Reliance to pay its primary bank debt ("Post-Bank Debt Proceeds"); and (iv) following the Company's receipt of the Post-Bank Debt Proceeds, twenty-five percent (25%) of the net collections, recovery and sale proceeds from the Receivables Portfolio and certain other cash receipts of Reliance (the "Incentive Fee"). Reliance, in consideration for entering into the Servicing Agreement will receive privately issued warrants ("Reliance Warrants") to purchase shares of common stock, $.001 par value per share ("Common Stock") of the Company as follows: Fifty thousand (50,000) Reliance Warrants will be granted to Reliance upon the Company's receipt of the Charged-Off Proceeds; up to one hundred thousand (100,000) Reliance Warrants will be granted to Reliance based upon the Company's receipt of up to $4.7 million of Post-Bank Debt Proceeds; and Reliance will be granted an additional seventy-five thousand (75,000) Reliance Warrants for every $1 million actually received by the Company through the Incentive Fee. The Reliance Warrants are to be non-exercisable for thirty (30) months and will have a strike price of twelve dollars and 50/100 ($12.50) for the first one hundred and fifty thousand (150,000) Reliance Warrants and a strike price for all other Reliance Warrants of the greater of twelve dollars and 50/100 ($12.50) or one hundred twenty percent (120%) of the market price of the Common Stock on the date of issuance of the Reliance Warrants. The Reliance Warrants will be subject to vesting and a right of redemption of the Company on terms still to be negotiated.

     In addition to the Servicing Agreement and granting of Reliance Warrants, the Company and Reliance have entered into a transition services agreement (the "Transition Agreement"), up and until the Servicing Agreement is approved by the Bankruptcy Court, pursuant to which the Company will provide transition services to Reliance, at Reliance's request, relating to the current and future servicing of Receivables,for an hourly fee of $175.00 and reimbursement of costs and expenses. The Servicing Agreement and Transition Agreement are subject to the approval of the Bankruptcy Court and, once approved by the Bankruptcy Court, Reliance will be liable for a $2.0 million breakup
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fee in the event the Servicing Agreement, the Transition Agreement or related agreements are terminated or materially breached by Reliance, or a person other than the Company is selected as the Servicer for the Receivables. If the Company elects in the future not to service the Receivables pursuant to the Servicing Agreement, the Company will be required to pay a $2 million breakup fee to Reliance.

        There can be no assurance that the Reliance transaction will be concluded on the terms and conditions outlined above or at all, or if concluded will prove profitable.

        On January 28, 1998, the Company borrowed $7 million from Greenwich Capital Financial Products, Inc. ("Greenwich Financial") pursuant to a Loan Agreement, dated as of January 28, 1998 (the "Greenwich Loan"). The Greenwich Loan was used to repay amounts owing to General Electric Capital Corporation ("GE Capital") under the Company's revolving credit facility with GE Capital. The Greenwich Loan is secured by (1) a pledge by Duck Ventures, Inc., a direct wholly-owned subsidiary of the Company ("DVI"), of all of the issued and outstanding common stock of Champion Receivables Corp. II ("CRC II"), a bankruptcy remote subsidiary wholly-owned by DVI, and (2) all of the Company's right, title and interest in and to certain assets pledged to the Company by First Merchants Acceptance Corporation. The Greenwich Loan is payable by the Company on April 28, 1998 and bears interest at the rate of 9-1/2 percent per annum.

        The Company believes that it will need additional financing in the near future. There can be no assurance that the Company will have the liquidity to repay the Greenwich Loan when due or to continue to finance its other outstanding obligations. In this regard, the Company is evaluating various financing options including as set forth below.

        The Company has entered into a commitment letter with Greenwich Financial for Greenwich Financial to provide the Company, subject to certain conditions and the execution of definitive documents, a $30 million standby repurchase credit facility and a $150 million surety-enhanced revolving credit facility. The commitment letter also provides, subject to certain conditions, for Greenwich Financial to be the exclusive securitization agent of the Company for $1 billion of AAA-rated surety wrapped securities as part of the Company's ongoing securitization program.

        This Form 8-K includes statements that may constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expect," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. For a transaction similar to the Reliance transaction there are numerous risks and uncertainties, such as diverting the attention of Company management from other business concerns, the potential loss of key employees, approvals from third parties, regulators and the Bankruptcy Court, and increased costs. The Company's future financings and liquidity involve numerous risks and uncertainties, such as finding acceptable counterparties that will lend to the Company under satisfactory terms and conditions, and future actual cash outflows and inflows of the Company. Investors should also consider factors that would cause or contribute to such differences, which include, but are not limited to, factors detailed in this Form 8-K," in the section entitled "Risk Factors" in the Company's Registration Statement (No. 333-42973) on Form S-1 filed with the Securities and Exchange Commission on December 22, 1997, as amended on February 6, 1998 and on February 9, 1998, and in the sections entitled "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" and elsewhere in the Company's most recent reports on Form 10-K/A and Form 10-Q, and in the Company's other Securities and Exchange Commission filings.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UGLY DUCKLING CORPORATION
                                               (Registrant)




Dated February 9, 1998          By:     /s/ Steven P. Johnson
                                        ---------------------------------------
                                        Steven P. Johnson, Senior Vice President
                                        and General Counsel